UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2017

OM Asset Management plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ground Floor, Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD.

On March 25, 2017, OM Asset Management plc (the "Company") announced that Old Mutual plc agreed to sell a 24.95% shareholding in the Company to HNA Capital US in a two-step transaction for gross cash consideration of approximately $446 million. Following the transaction, Old Mutual plc's shareholding will reduce from 50.8% to 25.9%.

It is expected that one HNA Capital US-nominated director will join the Company's Board of Directors on the completion of the first tranche of 9.95% of the Company's shares and a second on the completion of a second tranche of 15% of the Company's shares. In both cases, these directors will replace existing nominees of Old Mutual plc.

On March 25, 2017, the Company issued a press release announcing the agreement between Old Mutual plc and HNA Capital US, a copy of which is attached as Exhibit 99.1 hereto.

The information in Item 7.01 and the information filed as Exhibit 99.1 to this Form 8-K is being furnished in accordance with Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, except as may be expressly set forth in a specific filing.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on March 25, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	March 27, 2017	OM ASSET MANAGEMENT PLC

		By:	/s/ STEPHEN H. BELGRAD
		Name:	Stephen H. Belgrad
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on March 25, 2017